SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2003

SEA PINES ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-17517	57-0845789

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Greenwood Drive
Hilton Head Island, South Carolina, 29928
(843) 785-3333
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

Sea Pines Associates, Inc. (the “Company”) has entered into a Second Amended and Restated Rights Agreement, dated as of August 5, 2003, with Wachovia Bank, N.A. as rights agent, which amends and restates in its entirety the Rights Agreement dated as of August 23, 1993, amended and restated by the First Amended and Restated Rights Agreement dated as of July 20, 1999 and amended by the First Amendment to First Amended and Restated Rights Agreement dated December 13, 1999, which was scheduled to expire in accordance with its terms on August 23, 2003 (as amended and restated, the “Rights Agreement”). Among other things, the Second Amended and Restated Rights Agreement deletes the requirement in the original Rights Agreement that “continuing directors” approve any redemption of the rights following a proxy or consent solicitation in certain situations and extends the Rights Agreement for an additional ten-year term expiring August 5, 2013.

The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Rights Agreement, dated as of August 5, 2003, between the Company and Wachovia Bank, as rights agent, a copy of which is attached hereto as Exhibit 4.1, which is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Second Amended and Restated Rights Agreement, dated as of August 5, 2003, between Sea Pines Associates, Inc. and Wachovia Bank, N.A., as Rights Agent, which includes as Exhibit A the Terms of the Series B Junior Cumulative Preferred Shares and as Exhibit B the Form of Right Certificate (incorporated by reference to Exhibit 1.1 to Sea Pines Associates, Inc.’s Registration Statement on Form 8-A, dated August 5, 2003).

99.1	Press Release of Sea Pines Associates, Inc. issued August 5, 2003.

SIGNATURE

     Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEA PINES ASSOCIATES, INC.

		By:	/s/ Michael E. Lawrence Michael E. Lawrence President and Chief Executive Officer

Dated:	August 5, 2003

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Second Amended and Restated Rights Agreement, dated as of August 5, 2003, between Sea Pines Associates, Inc. and Wachovia Bank, N.A., as Rights Agent, which includes as Exhibit A the Terms of the Series B Junior Cumulative Preferred Shares and as Exhibit B the Form of Right Certificate (incorporated by reference to Exhibit 1.1 to Sea Pines Associates, Inc.’s Registration Statement on Form 8-A, dated August 5, 2003).

99.1	Press Release of Sea Pines Associates, Inc. issued August 5, 2003.